UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2006

Altair Nanotechnologies Inc.
(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(801) 858-3750

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

As June 1, 2006, Altair Nanotechnologies Inc. (together with its operating subsidiaries, the "Company") promoted Bruce J. Sabacky to Chief Technology Officer of the Company and, in connection therewith, entered into an employment agreement with Mr. Sabacky.

Under the employment agreement, Mr. Sabacky is entitled to a minimum base salary equal to his base salary as of December 31, 2005, a bonus equal to up to 60% of his base salary and standard health and other benefits. If Mr. Sabacky’s employment is terminated by the Company prior to June 1, 2008 without cause or by Mr. Sabacky with good reason, other than in connection with a change of control, Mr. Sabacky is entitled to a severance benefit equal to his base salary and health benefits for one year. If Mr. Sabacky’s employment is terminated by the Company prior to June 1, 2008 without cause or by Mr. Sabacky with good reason, and in either case 90 days before or within one year after a change of control, Mr. Sabacky is entitled to a severance benefit equal to his base salary and health benefits for 18 months. Mr. Sabacky is not entitled to any severance if his employment is terminated after June 1, 2008 or at any time by the Company with cause or by Mr. Sabacky without good reason. The employment agreement also includes terms related to the assignment of inventions to the Company, protection of confidential information, and a 24-month non-competition and non-solicitation covenants.

The description of the employment agreement set forth above is, by its nature, a summary description and omits certain detailed terms set forth in the underlying agreement. The summary set forth above is qualified by the terms and conditions of the agreement attached as Exhibit 10.1 to this Current Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 1, 2006, the Board of Directors of the Company appointed Pierre Lortie as a member of the Board of Directors of the Company. Mr. Lortie was also appointed as Chairman of the Compensation Committee of the Board of Directors.

Item 7.01 Regulation FD Disclosure.

On June 6, 2006, the Company issued a press release entitled “Altair Nanotechnologies Appoints a New Board Member and New Chief Technology Officer.” A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

The information in Item 7.01 of this Form 8-K (including exhibit 99.1) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

10.1    Employment Agreement with Bruce Sabacky

99.1    Press Release issued by the Company dated June 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: June 7, 2006	By:	/s/ Edward Dickinson

Edward Dickinson Chief Financial Officer